FILED in the office of the Secretary of State of the
STATE OF NEVADA - September 21, 1988
1
Articles.doc
                            Exhibit (3)(i)
                       Articles of Incorporation


                       ARTICLES OF INCORPORATION

                                  OF

                  NETWORK SYSTEMS INTERNATIONAL, INC.

       We, the undersigned, having this day associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, hereby adopt the following
Articles of Incorporation:

                               ARTICLE I

                                 NAME

  The name of the Corporation is Network Systems International, Inc.,
                         (the "Corporation").

                              ARTICLE II

                               DURATION

          The duration of the Corporation shall be perpetual.

                              ARTICLE III

                               PURPOSES

       The Corporation is organized and authorized to pursue any lawful purpose or purposes including, but not limited to, making a blind pool public offering of securities and to acquire, consolidate, merger with or into, or be acquired by, another business entity.

       The Corporation shall further have all powers specified in Sections 78.060, 78.065 and 78.070 of the Nevada Revised Statutes, and any amendments thereto.

                              ARTICLE IV

                           AUTHORIZED SHARES

       The Corporation shall have the authority to issue one hundred million (100,000,000) shares of common stock with a par value of $.001 per share and twelve thousand five hundred (12,500) shares of Series A convertible Preferred shares with a par value of $.001 per share. All common stock of the Corporation shall be fully paid and shall not be liable to any further call or assessment.

                               ARTICLE V

                          SHAREHOLDER RIGHTS

       No shareholder of the Corporation shall, because of his ownership of the shares, have any preemptive or other rights to purchase, subscribe for, or take all or part of any shares or all or part of any notes, debentures, bonds or securities convertible into or carrying options for warrants to purchase shares of the Corporation issued, optioned or sold by it after its incorporation. Such shares may be sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such persons and upon such terms as may, to such Board of Directors, seem proper without first offering such shares or securities or any part thereof to existing shareholders.

                                  VI

                           VOTING OF SHARES

       Each outstanding share of the common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, each shareholder being entitled to vote his shares in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. At each selection of directors, each shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, but the shareholder shall have no right whatsoever to accumulate his votes with regard to such election.

                                  VII

                           OFFICE AND AGENT

       The address of the initial registered office of the Corporation is 1 East 1st Street, Reno, Washoe County, Nevada, and the name of the Corporation's initial registered agent at such address is Corporation Trust Company of Nevada.

                                 VIII

                          BOARD OF DIRECTORS

       The management of the affairs, property and interest of the Corporation shall be vested in a Board of Directors.

       (a) The number of Directors constituting the initial board shall be three (3) in number, provided, however, that the number of directors may be changed from time to time by a provision of the Bylaws, but in no event shall the number of directors be less than three (3) nor more than ten (10).

       The following shall be the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors shall be elected and qualified:

              Al Wadsworth                 1080 South 1080 East
                                          Springville, Utah  84663

              Betty Wadsworth              376 Edwards Avenue
                                          Shelley, Idaho  83274

              Clifford Wadsworth           376 Edwards Avenue
                                          Shelley, Idaho  83274


                              ARTICLE IX

                             INCORPORATORS

       The name and address of each incorporator is as follows:

              Ronald L. Poulton        9 Exchange place, Suite 200
                                       Salt Lake City, Utah  84111

              Al Wadsworth             1080 South 1080 East
                                       Springville, Utah  84663

              David R. Blaisdell       51 East 400 South, Suite 200
                                       Salt Lake City, Utah  84111

                               ARTICLE X

               INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Corporation shall indemnify any and all persons who may serve at any time as directors or officers or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assignees, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of a director or officer of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or otherwise.

                              ARTICLE XI

                               CONTRACTS

       No contract or transaction entered into by the Corporation shall be affected by the fact that any director, officer, employee or shareholder of the Corporation may in any way be interested in or connected with any party to such contract or transaction, provided that this interest be first disclosed or have been known to the Board of Directors or by a majority of such members thereof and that the contract or transaction be approved by a majority of the directors or shareholders present at the meeting where such contract or transaction is authorized or confirmed; nor shall any director or shareholder be incapacitated from having his vote be counted in determining the existence of the quorum at any meeting of the Board of Directors or shareholders which shall authorize any such contract or transaction and any interested director or shareholder may vote thereat to authorize any such contract or transaction.

       IN WITNESS WHEREOF, the undersigned being the incorporators, execute these Articles of Incorporation and certify to the truth of the facts herein stated this 12th day of September, 1988.

                                          /s/  Ronald L. Poulton
                                          Ronald L. Poulton


                                          /s/  Al Wadsworth
                                          Al Wadsworth


                                          /s/  David R. Blaisdell
                                          David R. Blaisdell
STATE OF UTAH         )
                      )      ss.
COUNTY OF SALT LAKE   )

       We, the undersigned, being first duly sworn on oath, depose and say that: We are the incorporators hereinbefore named; we have read the foregoing Articles of Incorporation and know the contents thereof and the same are true of our own knowledge, except as to matters therein stated upon information and belief, and as to those, we believe them to be true.


                                          /s/  Ronald L. Poulton
                                          Ronald L. Poulton


                                          /s/  Al Wadsworth
                                          Al Wadsworth


                                          /s/  David R. Blaisdell
                                          David R. Blaisdell


       On the 12th day of September, 1988, personally appeared before me, RONALD L. POULTON, AL WADSWORTH and DAVID R. BLAISDELL, signers of the Articles of Incorporation, who duly acknowledged to me that they executed the same.


                                    /s/ Joan Loudon
                                    NOTARY PUBLIC
                                    Residing in Salt Lake County


My commission expires 4/1/89

(SEAL)